EXHIBIT 12

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS EXCEPT RATIO AMOUNTS)

                                         1995          1994          1993          1992        1991
                                   ----------    ----------    ----------    ----------    --------
RETURN ON REVENUES-CONTINUING
  Income from continuing
    operations..................   $   78,810    $   49,984    $   74,867    $   49,577    $ 34,499
  Revenues......................    1,550,076     1,339,406     1,020,645       894,384     863,385
    Return......................          5.1%          3.7%          7.3%          5.5%        4.0%
RETURN ON AVERAGE INVESTED
  CAPITAL
  Income from continuing
    operations..................   $   78,810    $   49,984    $   74,867    $   49,577    $ 34,499
  Add: Interest expense after
    tax.........................       56,650        46,993        43,848        46,543      55,301
                                   ----------    ----------    ----------    ----------    --------
                                   $  135,460    $   96,977    $  118,715    $   96,120    $ 89,800
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Average invested capital......   $1,377,354    $1,229,524    $1,060,641    $  909,011    $861,653
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
    Return......................          9.8%          7.9%         11.2%         10.6%       10.4%
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
RETURN ON AVERAGE EQUITY
  Income before extraordinary
    items and cumulative effect
    of change in accounting
    policy......................   $   78,846    $   86,303    $   91,793    $   51,418    $ 30,011
  Average equity................      618,778       606,009       474,733       395,212     289,361
    Return......................         12.7%         14.2%         19.3%         13.0%       10.4%
CURRENT RATIO
  Current assets................   $  188,836    $  171,835    $  139,842    $  114,670    $ 91,289
  Current liabilities...........      201,566       295,083       188,258       122,935     178,433
    Ratio.......................          0.9           0.6           0.7           0.9         0.5
RATIO OF BOOK EQUITY TO DEBT
  Book equity as of
    December 31.................   $  585,549    $  623,427    $  536,037    $  427,930    $365,494
  Total debt....................      755,743       919,727       841,964       881,325     887,468
    Ratio.......................          0.8           0.7           0.6           0.5         0.4
RATIO OF MARKET EQUITY TO DEBT
  Market equity as of
    December 31.................   $2,489,840    $3,161,681    $4,678,304    $1,867,828    $743,369
  Total debt....................      755,743       919,727       841,964       881,325     887,468
    Ratio.......................          3.3           3.4           5.6           2.1         0.8

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS EXCEPT RATIO AMOUNTS)

                                         1995          1994          1993          1992        1991
                                   ----------    ----------    ----------    ----------    --------
RATIO OF EBITDA TO INTEREST PAID
  Income from continuing
    operations..................   $   78,810    $   49,984    $   74,867    $   49,577    $ 34,499
  Add/(less):
    Income tax provision........       60,677        75,391        59,394        35,479      24,566
    Interest expense............       94,416        78,322        73,080        77,571      92,169
    Interest expense of
      nonconsolidated affiliates      (20,526)       (1,959)            -             -           -
    Depreciation and
      amortization..............       95,388        86,644        70,207        63,826      67,233
    Deferred finance charge
      amortization..............       (3,626)       (2,844)       (3,261)       (4,661)     (5,330)
    Amortization of debt
      discounts and premiums....          (53)         (176)         (172)         (194)       (252)
    Net losses of and
      distributions from
      nonconsolidated affiliates       51,182        12,398           (37)          167         118
                                   ----------    ----------    ----------    ----------    --------
  Earnings before interest,
    taxes, depreciation and
    amortization................   $  356,268    $  297,760    $  274,078    $  221,765    $213,003
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Interest expense..............   $   94,416    $   78,322    $   73,080    $   77,571    $ 92,169
  Add/(less):
    Interest expense of
      nonconsolidated affiliates      (20,526)       (1,959)            -             -           -
    Deferred finance charge
      amortization..............       (3,626)       (2,844)       (3,261)       (4,661)     (5,330)
    Amortization of debt
      discounts and premiums....          (53)         (176)         (172)         (194)       (252)
    Capitalized interest........        3,636         3,764         3,107         2,297       1,558
                                   ----------    ----------    ----------    ----------    --------
    Interest paid...............   $   73,847    $   77,107    $   72,754    $   75,013    $ 88,145
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Ratio of EBITDA to interest
    paid........................          4.8           3.9           3.8           3.0         2.4
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS EXCEPT RATIO AMOUNTS)

                                         1995          1994          1993          1992        1991
                                   ----------    ----------    ----------    ----------    --------
RATIO OF DEBT TO EBITDA
  Total debt....................   $  755,743    $  728,529    $  666,161    $  662,915    $655,174
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Income from continuing
    operations..................   $   78,810    $   49,984    $   74,867    $   49,577    $ 34,499
  Add/(less):
    Income tax provision........       60,677        75,391        59,394        35,479      24,566
    Interest expense............       94,416        78,322        73,040        77,571      92,169
    Interest expense of
      nonconsolidated affiliates      (20,526)       (1,959)            -             -           -
    Depreciation and
      amortization..............       95,388        86,644        70,207        63,826      67,233
    Deferred finance charge
      amortization..............       (3,626)       (2,844)       (3,261)       (4,661)     (5,330)
    Amortization of debt
      discounts and premiums....          (53)         (176)         (172)         (194)       (252)
    Net losses of and
      distributions from
      nonconsolidated affiliates       51,182        12,398           (37)          167         118
                                   ----------    ----------    ----------    ----------    --------
  Earnings before interest,
    taxes, depreciation and
    amortization................   $  356,268    $  297,760    $  274,078    $  221,765    $213,003
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Ratio of total debt to
    EBITDA......................          2.1           2.4           2.4           3.0         3.1
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------

                                                          EXHIBIT 12 (CONTINUED)

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS EXCEPT RATIO AMOUNTS)

                                         1995          1994          1993          1992        1991
                                   ----------    ----------    ----------    ----------    --------
RATIO OF EARNINGS TO FIXED
  CHARGES(a)
  Income from continuing
    operations..................   $   78,810    $   49,984    $   74,867    $   49,577    $ 34,499
  Add:
    Provision for income
      taxes.....................       60,677        75,391        59,394        35,479      24,566
    Interest expense............       94,416        78,322        73,080        77,571      92,169
    Interest included in rental
      expense...................        6,738         5,244         7,207         3,648       3,801
    Amortization of capitalized
      interest..................          580           628           892           311       1,655
    (Income) or loss from equity
      investments...............            -             -           (89)          167           -
    Adjustment to include 100%
      of nonconsolidated
      majority-owned
      subsidiary(b).............      (54,019)       (9,397)            -             -           -
                                   ----------    ----------    ----------    ----------    --------
  Earnings as defined...........   $  187,202    $  200,172    $  215,351    $  166,753    $156,690
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
  Fixed charges:
    Interest expense............   $   94,416    $   78,322    $   73,080    $   77,571    $ 92,169
    Capitalized interest........        3,636         3,764         3,107         2,297       1,558
    Interest included in rental
      expense...................        6,738         5,244         7,207         3,648       3,801
    Adjustment to include 100%
      of nonconsolidated
      majority-owned
      subsidiary(b).............       37,408        15,110             -             -           -
                                   ----------    ----------    ----------    ----------    --------
    Total fixed charges.........   $  142,198    $  102,440    $   83,394    $   83,516    $ 97,528
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------
    Ratio of earnings to fixed
      charges...................          1.3           2.0           2.6           2.0         1.6
                                   ----------    ----------    ----------    ----------    --------
                                   ----------    ----------    ----------    ----------    --------

------------

(a) As discussed in Note 12 to the Consolidated Financial Statements in the 1995 Harrah's Entertainment Annual Report, the Company has guaranteed certain third party loans in connection with its casino development activities.
    The above ratio computation excludes $6.8 million of estimated fixed charges for 1995 associated with these guarantees.

(b) Prior to November 1995, the Company owned a majority interest in Harrah's Jazz Company. However, voting control was shared equally among three partners. As a result, Harrah's Jazz was not consolidated into the Company's financial statements. As required by Item 503(d)(2), the Company's ratio of earnings to fixed charges ratio computation has been adjusted to include Harrah's Jazz financial results as if this entity were consolidated.